Exhibit 99.1

Press Release

Assured Guaranty Ltd. Announces Preliminary Third Quarter 2009
Financial Results and Financial Information

Hamilton, Bermuda, November 10, 2009 — Assured Guaranty Ltd. (NYSE: AGO) (“Assured Guaranty” or the “Company”) today announced preliminary financial results for the third quarter ended September 30, 2009 (“third quarter 2009”), which includes the financial results of Financial Security Assurance Holdings Ltd. (“FSAH”), which it acquired on July 1, 2009.  As a result of the FSAH acquisition and the required consolidation and acquisition accounting, Assured Guaranty’s third quarter 2009 financial results are not comparable to prior reporting periods.

The Company expects to report a third quarter 2009 net loss for Assured Guaranty Ltd. and subsidiaries (“consolidated net loss”) of approximately $35.0 million ($0.22 per diluted share) as compared to a consolidated net loss of $63.3 million ($0.69 per diluted share) for the quarter ended September 30, 2008 (“third quarter 2008”).

Operating income, a non-GAAP financial measure, for third quarter 2009 is estimated at $70.1 million ($0.44 per diluted share), as compared to $26.0 million ($0.28 per diluted share) in third quarter 2008.  See the “Non-GAAP Financial Measures” section of this press release for a definition of operating income and any other non-GAAP financial measure referenced in this press release and a reconciliation of the non-GAAP financial measure and GAAP financial measure.  Both consolidated net loss and operating income for third quarter 2009 are expected to include three items for which there was no comparable income or expense in third quarter 2008.  Specifically, third quarter 2009 is expected to include:  approximately $46.2 million ($0.30 per diluted share) in after-tax FSAH acquisition-related expenses; approximately $21.3 million ($0.14 per diluted share) of after-tax foreign exchange revaluation income, which is included in other income, related to the premiums receivable balance and approximately $21.0 million ($0.13 per diluted share) of after-tax other income related to the distribution of excess cash flow from a financial guaranty transaction that was extinguished in third quarter 2009.  Third quarter 2009 operating income excluding these three items is expected to be approximately $74.0 million ($0.46 per diluted share) as compared to third quarter 2008 operating income of $26.0 million ($0.28 per diluted share).

The Company also announced that third quarter 2009 net earned premiums are expected to be approximately $330.0 million, a significant increase from $85.5 million in third quarter 2008 due to the FSAH acquisition and the application of acquisition accounting.  The Company also expects, based on management’s most recent analysis of transaction-level performance data and economic information, to report approximately $133.3 million ($105.7 million after tax or $0.68 per diluted share) of pre-tax loss and loss adjustment expenses on financial guaranty contracts and approximately $142.2 million ($103.0 million after tax or $0.66 per diluted share) of pre-tax incurred losses on credit derivative contracts.  The majority of the increase in expected loss and loss adjustment expenses and incurred losses on credit derivative contracts was primarily associated with U.S. residential mortgage-backed securities (“RMBS”), including home equity line of credit (“HELOC”), closed-end second lien (“CES”), alternative-A (“alt-A”) RMBS and option-

adjustable rate mortgage (“option-ARM”) exposures underwritten in both financial guaranty and credit derivative contract form.  Third quarter 2009 expected losses and loss adjustment expenses and incurred losses on credit derivatives reflect an increase in loss severities on foreclosed homes included in first lien alt-A and option-ARMs RMBS exposures as well as a lack of significant improvement in new mortgage delinquency statistics for both first lien and second lien exposures such as HELOCs and CESs.

The Company’s preliminary estimates of consolidated net loss, operating income, loss and loss adjustment expenses and incurred losses on credit derivatives could change prior to the filing of Assured Guaranty Ltd.’s Form 10-Q for the period ended September 30, 2009, which is expected to be filed on November 16, 2009.  Factors that could affect final third quarter 2009 financial results include, but are not limited to, the result of the final review and reconciliation of the purchase accounting adjustments for the fair value of the acquired FSAH assets and liabilities and the Company’s final determination of third quarter 2009 losses and loss adjustment expenses and incurred losses on credit derivatives as a result of new information received or analysis performed on specific credits.

The Company also announced today that Assured Guaranty’s third quarter 2009 consolidated new business production as measured by the present value of new business production (“PVP”), a non-GAAP financial measure, was approximately $158.1 million.  Assured Guaranty’s PVP was underwritten entirely in the financial guaranty direct segment.  Aside from $3.2 million of PVP from the U.S. structured finance market, Assured Guaranty’s PVP for the quarter was from the U.S. public finance market.  Par insured during the quarter totaled $9.1 billion, of which $8.5 billion was from the U.S. public finance market.

As previously announced, Assured Guaranty Ltd. intends to release its final third quarter 2009 financial results and its third quarter 2009 financial supplement after 4:00 pm Eastern Time (5:00 pm Atlantic Time) on Monday, November 16, 2009.  Management will host a teleconference on third quarter 2009 financial results at 8:30 am Eastern Time (9:30 am Atlantic Time) on November 17, 2009.  The conference call will be available via live and archived webcast in the Investor Information section of Assured Guaranty Ltd.’s website at http://www.assuredguaranty.com or by dialing 866-825-3308 (in the U.S.) or 617-213-8062 (International), passcode 89389505.  A replay of the call will be available through December 17, 2009 by dialing 888-286-8010 (in the U.S.) or 617-801-6888 (International), passcode 13504851.

In addition, Assured Guaranty Ltd. is hosting an equity and fixed income investor presentation in New York City on December 1, 2009.  The presentation will start at approximately 8:30 am and conclude at approximately 12:30 pm, followed by a buffet lunch for attendees and the Company’s management.  The presentation will also be available on live webcast on Assured Guaranty Ltd.’s website at www.assuredguaranty.com.  For more information and to reserve a seat at the presentation, please contact a member of the Company’s investor relations team.

Assured Guaranty Ltd. is a publicly-traded (NYSE: AGO) Bermuda-based holding company.  Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, structured finance and mortgage markets.  More information on the Company and its subsidiaries can be found at www.assuredguaranty.com.

Non-GAAP Financial Measures

This press release references two financial measures that are not financial measures that are in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”) which management uses in order to assist analysts and investors in evaluating Assured Guaranty Ltd.’s financial results.  These non-GAAP financial measures are defined below.  In each case, the most directly comparable GAAP financial measure, if available, is presented and a reconciliation of the non-GAAP financial measure and GAAP financial measure is provided.  This presentation is consistent with how Assured Guaranty’s management, analysts and investors evaluate Assured Guaranty Ltd.’s financial results and is comparable to estimates published by analysts in their research reports on Assured Guaranty Ltd.  The non-GAAP financial measures included in this press release are: operating income and present value of new business production (“PVP”).  The following paragraphs define each non-GAAP financial measure presented in this press release and describe why they are useful for investors.

Operating income:  Operating income is a non-GAAP financial measure defined as net income (loss) attributable to Assured Guaranty Ltd. (which excludes noncontrolling interest in consolidated variable interest entities) adjusted for the following:

1) Elimination of the after-tax realized gains (losses) on investments;

2) Elimination of the after-tax non-credit-impairment related unrealized gains (losses) on credit derivatives, which represents unrealized gains (losses) other than the Company’s net estimate of after-tax incurred economic credit losses for credit derivatives;

3) Elimination of the after-tax unrealized gains (losses) on the Company’s committed capital securities; and

4) Elimination of net goodwill and other charges related to the settlement of pre-existing relationship between Assured Guaranty Ltd. and FSAH as a result of the acquisition of FSAH.

Management believes that operating income is a useful measure for management, investors and analysts because the presentation of operating income enhances the understanding of the Assured Guaranty Ltd.’s results of operations by highlighting the underlying profitability of the business.  Realized gains (losses) on investments, non-credit-impairment related unrealized gains (losses) on credit derivatives, and the fair value adjustment of the Company’s committed capital securities are excluded because the amount of these gains (losses) is heavily influenced by, and fluctuates, in part, according to changes in market interest rates, credit spreads and other factors that management cannot control or predict.  The net charge for goodwill and settlement of intercompany relationship is excluded for third quarter 2009 because these expenses are accounting charges related to the FSAH acquisition and do not reflect the Company’s results of operation of the Company’s financial guaranty business.  Operating income should not be viewed as a substitute for net income (loss) of Assured Guaranty determined in accordance with GAAP.

The Company’s estimates of the components of operating income for third quarter 2009 are as follows:

	Third Quarter 2009	Third Quarter 2008
Net loss for Assured Guaranty Ltd. and subsidiaries	$(35.0) million	$(63.3) million
Less: After-tax realized (losses) on investments	$(6.0) million	$(17.1) million
Less: After-tax unrealized losses on credit derivatives, other than the Company’s net estimate of after-tax losses incurred on credit derivatives	$(41.3) million	$(76.7) million
Less: Fair value gain (loss) on committed capital securities	$(34.5) million	$4.5 million
Less: Net goodwill and other charges related to the settlement of pre-existing relationship	$(23.3) million	—
Operating income	$70.1 million	$26.0 million

PVP or present value of new business production:  PVP is a non-GAAP financial measure defined as:  gross upfront and installment premiums received and the present value of gross estimated future installment premiums or revenues on financial guaranty and credit derivative contracts written in the current period, discounted at 6%.  Management believes that PVP is a useful measure for management, investors and analysts because it permits the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums or revenues on all new contracts underwritten in a reporting period, whether in insurance or credit derivative contract form, which the GAAP measures of gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives revenues do not adequately measure. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6% while under GAAP these amounts are discounted at a risk free rate.  Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the contract whereas, for PVP purposes, management only records an estimate of the future installment premiums that they expect Assured Guaranty to receive.  Actual future net earned or written premiums and credit derivative revenues may differ from PVP due to factors such as prepayments, amortizations, refundings, contract terminations or defaults that may or may not be influenced by market interest rates, foreign exchange rates, refinancing or refunding activity, prepayment speeds, policy changes or terminations, credit defaults, or other factors that management cannot control or predict. PVP should not be viewed as a substitute for gross written premiums determined in accordance with GAAP.

The Company’s estimates of the components of PVP for third quarter 2009 are as follows:

Consolidated Gross written premiums (“GWP”) analysis:	Quarter Ended September 30,		%
($ in millions)	2009	2008	Change
Present value of new business production (“PVP”)
Public finance - U.S.	$154.9	$107.2	44%
Public finance - non-U.S.	—	17.7	NM
Structured finance - U.S.	2.3	14.5	(84)%
Structured finance - non-U.S.	0.9	—	NM
Total PVP	158.1	139.4	13%
Less: PVP of credit derivatives	—	1.1	NM
PVP of financial guaranty GWP	158.1	138.3	14%
Less: Financial guaranty installment premium PVP	4.2	37.8	(89)%
Total: Financial guaranty upfront GWP	153.9	100.5	53%
Plus: Upfront premium due to commutation	—	(20.8)	NM
Plus: Financial guaranty installment GWP	4.4	32.9	(87)%
Plus: Financial guaranty installment PVP adjustment (1)	(34.3)	—	NM
Total financial guaranty GWP	124.0	112.6	10%
Plus: Mortgage guaranty segment GWP	0.2	0.2	0%
Plus: Other segment GWP	—	—	NM
Total GWP	$124.2	$112.8	10%

(1)  2009 amount represents the difference in management estimates for the discount rate applied to future installments as well as the estimated term for future installments compared to the discount rate used for ASC 944-20.

NM = Not meaningful

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this press release reflect the current views of Assured Guaranty Ltd. (together with its subsidiaries “Assured Guaranty” or the “Company”) with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.   Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements.  For example, the Company’s forward looking statements could be affected by many events, including (1) the Company’s final review and reconciliation of the purchase accounting adjustments for the fair value of the acquired FSAH assets and liabilities, the impact of conforming the accounting policies, methodologies and assumptions of the two companies and the Company’s final determination of third quarter 2009 losses and loss adjustment expenses and incurred losses on credit derivatives; (2) rating agency action, including a ratings downgrade of Assured Guaranty Ltd. or any of its subsidiaries  and/or of transactions insured by the Company or its subsidiaries, both of which have occurred in the past; (3) developments in the world’s financial and capital markets that adversely affect issuers’ payment rates, the Company’s loss experience, its ability to cede exposure to reinsurers, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (4) changes in the credit markets, segments thereof or general economic conditions; (5) more severe or frequent losses affecting the adequacy of the Company’s loss reserves;  (6) the impact of market volatility on the mark-to-market of the Company’s contracts written in credit default swap form; (7) reduction in the amount of reinsurance facultative cessions or portfolio opportunities available to the Company; (8) decreased demand or increased competition; (9) changes in applicable accounting policies or practices; (10) changes in applicable laws or regulation, including insurance and  tax laws; (11) other governmental actions; (12) difficulties with the execution of the Company’s business strategy; (13) contract cancellations; (14) the Company’s dependence on customers; (15) loss of key personnel; (16) adverse technological developments; (17) the effects of mergers, acquisitions and divestitures; (18) natural or man-made catastrophes; (19) other risks and uncertainties that have not been identified at this time; (20) management’s response to these factors; and (21) other risk factors identified in the Company’s filings with the SEC.  Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made.  The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Equity Investors:

Sabra Purtill, CFA

Managing Director, Investor Relations

212-408-6044

441-299-9375

spurtill@assuredguaranty.com

Ross Aron

Associate, Investor Relations

212-261-5509

raron@assuredguaranty.com

Fixed Income Investors:

Robert Tucker

Managing Director, Fixed Income Investor Relations

212-339-0861

rtucker@assuerdguaranty.com

Michael Walker

Director, Fixed Income Investor Relations

212-261-5575

mwalker@assuredguaranty.com

Media:

Betsy Castenir

Managing Director, Corporate Communications

212-339-3424

bcastenir@assuredguaranty.com

Ashweeta Durani

Vice President, Corporate Communications

212-408-6042

adurani@assuredguaranty.com